4th Quarter & Full Year 2023 Earnings Presentation February 20, 2024 Exhibit 99.2

Safe Harbor Statement Worthington Armstrong Joint Venture (“WAVE”). Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, expected savings from cost management initiatives, the performance of our WAVE1 joint venture, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2023, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP is included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, February 20, 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation The deferred compensation accruals are for cash and stock awards that will be recorded over each awards’ respective vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – changes in the fair value of contingent consideration and deferred compensation accruals1 for acquisitions). The Company excludes all acquisition-related amortization from adjusted earnings from continuing operations and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. Our tax rate may be adjusted for certain discrete items which are identified in the footnotes. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate All dollar figures throughout the presentation are in $ millions, except per share data, and all comparisons are versus the applicable prior-year period unless otherwise noted. Figures may not sum due to rounding.

# GAAP and non-GAAP Financial Results

| AWI Consolidated Results | Q4 2023 | Q4 2022 | FY 2023 | FY 2022 |
|---|---|---|---|---|
| Net sales | $312.3 | $304.5 | $1,295.2 | $1,233.1 |
| Earnings from continuing operations | $46.8 | $48.8 | $223.8 | $199.9 |
| Operating income | $66.3 | $70.6 | $323.7 | $278.7 |
| Adj. EBITDA* | $98 | $92 | $430 | $385 |
| Operating income margin (operating income % of net sales) | 21.2% | 23.2% | 25.0% | 22.6% |
| Adj. EBITDA margin* (Adj. EBITDA % of net sales) | 31.4% | 30.1% | 33.2% | 31.2% |
| Diluted earnings per share from continuing operations | $1.06 | $1.07 | $4.99 | $4.30 |
| Adj. diluted earnings per share from continuing operations | $1.22 | $1.08 | $5.32 | $4.74 |
| Net cash provided by operating & investing activities | $57.3 | $83.3 | $223.1 | $210.6 |
| Adj. free cash flow* | $68 | $91 | $263 | $221 |
| Net cash provided by operating & investing activities % of net sales | 18.3% | 27.4% | 17.2% | 17.1% |
| Adj. free cash flow margin* (Adj. free cash flow % of net sales) | 21.9% | 29.9% | 20.3% | 17.9% |

| Segment Results | Q4 2023 | | | Q4 2022 | | |
|---|---|---|---|---|---|---|
| | MF | AS | UC | MF | AS | UC |
| Net sales | $220.3 | $92.0 | - | $216.0 | $88.5 | - |
| Operating income (loss) | $60.9 | $6.0 | ($0.6) | $61.1 | $10.7 | ($1.2) |
| Adj. EBITDA* | $81 | $17 | - | $78 | $13 | - |
| Operating income margin (Operating income % of net sales) | 27.6% | 6.5% | NM | 28.3% | 12.1% | NM |
| Adj. EBITDA margin* (Adj. EBITDA % of net sales) | 36.8% | 18.4% | NM | 36.3% | 15.0% | NM |

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
"NM": Not meaningful.



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$1,295M (+5% VPY) Net Sales $430M (+12% VPY) Adj. EBITDA* $5.32 (+12% VPY) Adj. Diluted EPS* $263M (+19% VPY) YTD Adj. Free Cash Flow* Full-Year 2023 Key Takeaways Delivering Strong Earnings and Cash Flow Growth *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Average Unit Value (“AUV”). Includes both like-for-like price and mix impacts. Record-Setting net sales and adj. EBITDA* Total company adj. EBITDA margin* expanded 200bps to 33.2% Mineral Fiber segment adj. EBITDA* up 10% Adj. EBITDA margin* expanded 180bps to 39.1%, with consistent AUV1 improvement Architectural Specialties segment adj. EBITDA* up 20% Adj. EBITDA margin* expanded 230bps to 18.1%, driven by improved profitability on increased sales Strong adj. Free Cash Flow* generation Full-year growth of 19% supported all capital allocation priorities

Mineral Fiber Q4 2023 Results Strong Execution Drives Adjusted EBITDA Margin* Expansion *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. Excludes the change in amortization throughout the presentation. Worthington Armstrong Joint Venture (“WAVE”). Net Sales Growth VPY Q4 Mineral Fiber Key Highlights ● AUV growth driven by favorable like-for-like pricing, partially offset by unfavorable mix ● Flattish volumes due to growth initiative contribution, offset by softer market demand ● Higher manufacturing costs offset by lower input costs; lower energy and freight costs offset raw material inflation ● Higher SG&A driven primarily by increased incentive compensation ● Strong WAVE contribution with favorable margins and higher volumes Adj. EBITDA* VPY Q1 Q2 Q3 Q4 2022 Adj. EBITDA* $74 $89 $89 $78 AUV 5 14 11 4 Volume 12 (12) - 1 Manufacturing1 3 3 - (3) Input Costs2 (10) (2) 6 3 SG&A3 (3) - (3) (7) WAVE4 3 4 1 4 2023 Adj. EBITDA* $84 $95 $105 $81 % Change 13% 7% 18% 3% +2%

Architectural Specialties Q4 2023 Results Strong Adjusted EBITDA Margin* Expansion on Consistent Sales Growth *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. Excludes the change in amortization throughout the presentation. Adj. EBITDA* Comparison VPY Q1 Q2 Q3 Q4 2022 Adj. EBITDA* $13 $13 $16 $13 Sales 2 7 8 6 Manufacturing1 (1) (1) (1) (1) SG&A2 (2) (2) (2) (1) 2023 Adj. EBITDA* $12 $17 $20 $17 % Change (10%) 31% 30% 27% Q4 Architectural Specialties Key Highlights ● Recent acquisitions drive sales growth ● Adj. EBITDA margin* of 18.4% with 330bps of expansion on improved profitability on increased sales ● Continuing to monitor project delays and overall market backdrop ● Transportation bidding activity remains strong and supports multi-year opportunity Net Sales Growth VPY +4%

Q4 2023 Consolidated Company Key Metrics Solid Execution With Adjusted EBITDA Margin* Expansion Q4 2022 Q4 2023 Variance Net Sales $305 $312 3% Adj. EBITDA* $92 $98 7% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 30.1% 31.4% 130bps Adj. Diluted Earnings Per Share* $1.08 $1.22 13% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. 2. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. 3. Excludes the change in amortization throughout the presentation.. 1 2 3

Full-Year 2023 Consolidated Company Key Metrics Double-Digit Adj. EBITDA* Growth & Robust Adj. Free Cash Flow* Growth Full Year 2022 Full Year 2023 Variance Net Sales $1,233 $1,295 5% Adj. EBITDA* $385 $430 12% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 31.2% 33.2% 200bps Adj. Diluted Earnings Per Share* $4.74 $5.32 12% Adj. Free Cash Flow* $221 $263 19% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. 2. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. 3. Excludes the change in amortization throughout the presentation.. 1 2 3 $385 $430

Ample cash to deploy in support of all capital allocation priorities Proven Ability to Grow Cash Flow Despite Softer Market Conditions *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital and other current assets and liabilities. 2023 excludes acquisition of certain software-related intellectual property. 2023 Capital Deployment 2023 Adj. Free Cash Flow* Up 19% vs Prior Year $221 $263 1 2

Remaining focused on solid execution & margin expansion Issuing Full Year 2024 Guidance Commentary1 $1,335M to $1,375M 3% to 6% YoY Net Sales $5.60 to $5.90 5% to 11% YoY Adjusted Diluted EPS* $450M to $470M 5% to 9% YoY Adjusted EBITDA* $275M to $290M 5% to 10% YoY Adjusted Free Cash Flow* *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Additional assumptions available in the appendix of this presentation. Expecting slower economic growth Initiatives partially offset lower market demand, resulting in MF volume down low-single digits Expect MF AUV to grow at historic average, driving margin expansion Inflation continues to moderate AS continues efforts to penetrate fragmented market and expand margins

Appendix

Full Year 2024 Assumptions Segment1 Net Sales Adjusted EBITDA Margin* Mineral Fiber +2% to +5% growth ~40% Architectural Specialties +6% to +9% growth ~19% Consolidated Metrics Full Year 2024 Capital expenditures $80M to $90M Depreciation and amortization $90M to $100M Interest expense $40M to $42M Book / cash tax rate ~25% / 25% to 26% Shares outstanding ~43 to 44 million Return of investment from joint venture $85M to $95M Shipping Days vs Prior Year 2023 2024 20252 Q1 +1 - - Q2 - - - Q3 (1) +1 - Q4 - +1 - Full Year - +2 - 13 *Non-GAAP Measure. Assumes no contribution from future acquisitions. Based on preliminary expectations. Subject to change.

## Adjusted EBITDA Reconciliation

| | For the Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Net sales | $312 | $305 | $1,295 | $1,233 |
| | | | | |
| Net earnings | $47 | $49 | $224 | $203 |
| Less: Net earnings from discontinued operations | - | - | - | 3 |
| Earnings from continuing operations | $47 | $49 | $224 | $200 |
| Add: Income tax expense | 14 | 15 | 75 | 58 |
| Earnings from continuing operations before income taxes | $61 | $63 | $298 | $258 |
| Add: Interest/other income and expense, net | 6 | 7 | 25 | 21 |
| Operating income | $66 | $71 | $324 | $279 |
| Add: RIP expense[1] | 1 | 1 | 3 | 4 |
| Add: Acquisition-related impacts[2] | 7 | - | 11 | 19 |
| Add: Cost reduction initiatives and other | 1 | - | 3 | - |
| Adjusted operating income | $75 | $71 | $340 | $301 |
| Add: Depreciation and amortization | 23 | 20 | 89 | 84 |
| Adjusted EBITDA | $98 | $92 | $430 | $385 |
| Operating income margin | 21.2% | 23.2% | 25.0% | 22.6% |
| Adjusted EBITDA margin | 31.4% | 30.1% | 33.2% | 31.2% |

## Adjusted Diluted EPS Reconciliation

| | For the Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Net earnings | $47 | $49 | $224 | $203 |
| Less: Net earnings from discontinued operations | - | - | - | 3 |
| Earnings from continuing operations | $47 | $49 | $224 | $200 |
| Add: Income tax expense | 14 | 15 | 75 | 58 |
| Earnings from continuing operations before income taxes | $61 | $63 | $298 | $258 |
| (Less): RIP (credit)[3] | - | - | (1) | (1) |
| Add: Acquisition-related impacts[2] | 7 | - | 11 | 19 |
| Add: Acquisition-related amortization[4] | 2 | 1 | 6 | 8 |
| Add: Cost reduction initiatives and other | 1 | - | 3 | - |
| Adjusted earnings from continuing operations before income taxes | $70 | $64 | $318 | $283 |
| Less: Adjusted income tax expense[5] | (16) | (15) | (79) | (63) |
| Adjusted earnings from continuing operations | $54 | $49 | $238 | $220 |
| Diluted shares outstanding | 44.2 | 45.6 | 44.8 | 46.4 |
| Effective tax rate | 23% | 23% | 25% | 22% |
| Diluted earnings per share from continuing operations | $1.06 | $1.07 | $4.99 | $4.30 |
| Adjusted diluted earnings per share from continuing operations | $1.22 | $1.08 | $5.32 | $4.74 |

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of net earnings. For all periods presented, we were not required to and did not make cash contributions to our RIP.
4. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
5. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted earnings from continuing operations before income taxes.

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Contingent compensation payments related to 2020 acquisitions recorded as a component of net cash provided by operating activities. Contingent consideration payments related to the acquisition. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. “NM”: Not meaningful. For the Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Net cash provided by operating activities $57 $63 $234 $182 Net cash provided by (used for) investing activities - $20 ($10) $28 Net cash provided by operating and investing activities $57 $83 $223 $211 Add: Acquisitions, net 3 3 27 3 Add: Net environmental expenses 1 - 1 1 Add: Contingent consideration in excess of acquisition-date fair value1 - - 5 2 Add: Arktura deferred compensation2 8 5 8 5 Adjusted free cash flow $68 $91 $263 $221 For the Three Months Ended December 31, Year Ended December 31, MF AS UC UNALLOCATED CORPORATE MF AS UC UNALLOCATED CORPORATE 2023 2022 2023 2022 2023 2022 2023 2022 2023 2022 2023 2022 Net sales $220 $216 $92 $89 - - $932 $887 $363 $346 - - Operating income (loss) $61 $61 $6 $11 ($1) ($1) $286 $261 $41 $22 ($3) ($4) Add: RIP expense3 - - - - 1 1 - - - - 3 4 Add: Acquisition-related impacts4 - - 7 - - - - - 11 19 - - Add: Cost reduction initiatives and other 1 - - - - - 3 - - - - - Adjusted operating income (loss) $62 $61 $13 $10 - - $289 $261 $52 $41 - - Add: Depreciation and amortization 19 17 4 3 - - 75 69 14 14 - - Adjusted EBITDA $81 $78 $17 $13 - - $364 $330 $66 $55 - - Operating income margin (Operating income % of net sales) 27.6% 28.3% 6.5% 12.1% NM NM 30.6% 29.4% 11.3% 6.3% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 36.8% 36.3% 18.4% 15.0% NM NM 39.1% 37.2% 18.1% 15.8% NM NM Adjusted Free Cash Flow Reconciliation Segment Adj. EBITDA Reconciliation

## 2024 Adj. EBITDA Guidance Reconciliation

| | Full Year 2024 | |
|---|---|---|
| | Low | High |
| Net earnings | $243 | $248 |
| Add: Income tax expense | 79 | 84 |
| Earnings before income taxes | $323 | $332 |
| Add: Interest expense | 40 | 42 |
| Add: Other non-operating (income), net | (7) | (6) |
| Operating income | $356 | $368 |
| Add: RIP expense[1] | 2 | 4 |
| Adjusted operating income | $359 | $371 |
| Add: Depreciation and amortization | $90 | $100 |
| Adjusted EBITDA | $450 | $470 |

## 2024 Adj. Free Cash Flow Guidance Reconciliation

| | Full Year 2024 | |
|---|---|---|
| | Low | High |
| Net cash provided by operating activities | $270 | $285 |
| Add: Return of investment from joint venture | 85 | 95 |
| Adjusted net cash provided by operating activities | $355 | $380 |
| Less: Capital expenditures | (80) | (90) |
| Adjusted Free Cash Flow | $275 | $290 |

## 2024 Adj. Diluted EPS Guidance Reconciliation

| | Full Year 2024 | |
|---|---|---|
| | Low | High |
| Net earnings | $243 | $248 |
| Add: Income tax expense | 79 | 84 |
| Earnings before income taxes | $323 | $332 |
| Add: RIP (credit)[2] | (3) | (1) |
| Add: Acquisition-related amortization[3] | 7 | 8 |
| Adjusted earnings before income taxes | $327 | $339 |
| Less: Adjusted income tax expense[4] | (81) | (84) |
| Adjusted net earnings | $246 | $255 |
| Diluted net earnings per share[5] | $5.55 | $5.77 |
| Adjusted diluted net earnings per share[5] | $5.60 | $5.90 |

1. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating income. We do not expect to make cash contributions to our RIP.
2. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of Net earnings. We do not expect to make cash contributions to our RIP.
3. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
4. Adjusted income tax expense is based on an adjusted effective tax rate of ~25%, multiplied by adjusted earnings before income tax.
5. Based on ~43 to 44 million shares outstanding.

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